ANDERSEN, ANDERSEN & STRONG, L.C.                 941 East 3300 South, Suite 202
Certified Public Accountants and                      Salt Lake City, Utah 84106
Business Consultants                                      Telephone 801-486-0096
Member SEC Practice Section of AICPA                            Fax 801-486-0098
                                                         Email KAndersen@msn.com


November 26, 1997

Board of Directors
Eurotronics Holdings Inc.
P.O. Box 3131
Salt Lake City, Utah 84110

 RE: Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

As independent public accountants for Eurotronics Holdings, Inc., a Utah corporation (the "Company"), we hereby consent to the use of our report included in the annual report of the Company on Form 10-KSB for the year ended December 31, 1996 in the Company's Form S-8 registration statement.

Date: November 26, 1997

Sincerely,

 /s/ Andersen, Andersen & Strong
Andersen, Andersen & Strong










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